UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022 (June 13, 2022)

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Celsion Corporation’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 27, 2022 for the Annual Meeting.

Proposal 1

Mr. Michael H. Tardugno and Dr. Donald P. Braun were re-elected to the Board of Directors (the “Board”), to serve on the Board as a Class III Director until the earlier of the Company’s Annual Meeting of Stockholders in 2025 and until a successor is duly elected and qualified. The voting results were the following:

Nominee	For	Withheld	Broker Non-Votes
Michael H. Tardugno	966,145	212,605	1,940,365
Dr. Donald P. Braun	970,921	207,829	1,940,365

In addition to Mr. Tardugno and Dr. Braun, Mr. Robert W. Hooper, Mr. Frederick J. Fritz, Dr. Augustine Chow, Dr. Stacy R. Lindborg and Ms. Christine Pellizzari continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to ratify the appointment of WithumSmith+Brown PC (“Withum”) as the independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved by the stockholders. The voting results were the following:

For	Against	Abstain	Broker Non-Votes
2,905,200	185,023	28,892	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 14, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President, Chief Financial Officer and Corporate Secretary